Exhibit 99.1

Contact: Dan Boehle EVP, Chief Financial Officer dan.boehle@ttmtech.com 714-327-3079

TTM Technologies, Inc. Reports Third Quarter 2025 Results

Santa Ana, CA – October 29, 2025– TTM Technologies, Inc. (NASDAQ: TTMI) (“TTM”), a leading global manufacturer of technology products, including mission systems, radio frequency (“RF”) components, RF microwave/microelectronic assemblies, and technologically advanced printed circuit boards (“PCB”s) today reported results for the third quarter 2025, which ended on September 29, 2025.

Third Quarter 2025 Highlights

•	Net sales were $752.7 million, up 22% year on year

•	GAAP net income of $53.1 million, or $0.50 per diluted share

•	Adjusted EBITDA of $120.9 million, or 16.1% of net sales

•	Non-GAAP net income of $71.0 million, or $0.67 per diluted share, a quarterly record high

•	Cash flow from operations of $141.8 million, or 18.8% of net sales

Third Quarter 2025 GAAP Financial Results

Net sales in the third quarter of 2025 were $752.7 million, compared to $616.5 million in the third quarter of 2024.

GAAP operating income in the third quarter of 2025 was $71.9 million compared to GAAP operating income in the third quarter of 2024 of $51.0 million.

GAAP net income in the third quarter of 2025 was $53.1 million, or $0.50 per diluted share, compared to GAAP net income in the third quarter of 2024 of $14.3 million, or $0.14 per diluted share.

Third Quarter 2025 Non-GAAP Financial Results

Adjusted EBITDA in the third quarter of 2025 was $120.9 million, or 16.1% of net sales, compared to adjusted EBITDA of $100.6 million, or 16.3% of net sales, in the third quarter of 2024.

Non-GAAP net income in the third quarter of 2025 was $71.0 million, or $0.67 per diluted share. This compares to non-GAAP net income of $56.8 million, or $0.55 per diluted share, in the third quarter of 2024.

“We delivered another strong quarter with revenues and non-GAAP EPS above the high end of the guided range. Revenues grew 22% year on year reflecting continued demand strength in our Data Center Computing and Networking end markets, driven primarily by the requirements of generative AI. Our Medical, Industrial and Instrumentation and Aerospace and Defense end markets also experienced double-digit year on year revenue growth,” said Edwin Roks, President & CEO of TTM Technologies Inc. “Adjusted EBITDA margins were a healthy 16.1%, reflecting continued solid execution. In addition, cash flow from operations was a solid 18.8% of revenues, enabling the company to maintain its measured investment in facilities expansion to support our projected continued growth,” concluded Dr. Roks.

Contact: Dan Boehle EVP, Chief Financial Officer dan.boehle@ttmtech.com 714-327-3079

Business Outlook

For the fourth quarter of 2025, TTM estimates that net sales will be in the range of $730 million to $770 million, and non-GAAP net income will be in the range of $0.64 to $0.70 per diluted share.

With respect to TTM’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses including but not limited to unrealized foreign exchange translation, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP has not been provided because TTM is unable to provide such reconciliation without unreasonable effort. For the same reasons, TTM is unable to address the probable significance of the information.

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss third quarter 2025 results and the fourth quarter 2025 outlook on Wednesday, October 29, 2025, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Access to the conference call is available by clicking on the registration link TTM Technologies, Inc. third quarter 2025 conference call. Registering participants will receive dial in information and a unique PIN to join the call. Participants can register at any time up to the start of the conference call. The conference call will also be simulcast on TTM’s website, and can be accessed by clicking on the link TTM Technologies Inc. third quarter 2025 webcast.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at TTM Technologies Inc. third quarter 2025 webcast.

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology products, including mission systems, RF components, RF microwave/microelectronic assemblies, and technologically advanced PCBs. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop design, engineering and manufacturing services enable customers to reduce the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

The preliminary financial results included in this press release represent the most current information available to management. TTM’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of TTM’s financial closing procedures, final adjustments, completion of the review by TTM’s independent registered accounting firm, and other developments that may arise between now and the disclosure of the final results. This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates, and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product

Contact: Dan Boehle EVP, Chief Financial Officer dan.boehle@ttmtech.com 714-327-3079 mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers, and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

To supplement our consolidated condensed financial statements presented on a GAAP basis, this release includes information about TTM’s adjusted EBITDA, non-GAAP net income, and non-GAAP earnings per diluted share (“EPS”), all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliations below to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Third Quarter		First Three Quarters
	2025	2024	2025	2024
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$752,736	$616,538	$2,132,025	$1,791,788
Cost of goods sold	596,000	486,650	1,696,208	1,440,954

Gross profit	156,736	129,888	435,817	350,834

Operating expenses:
Selling and marketing	21,796	19,961	64,383	60,053
General and administrative	48,598	42,567	142,091	124,841
Research and development	7,038	8,054	22,111	23,922
Amortization of definite-lived intangibles	6,889	6,951	20,666	28,636
Restructuring charges	509	1,393	2,631	6,367

Total operating expenses	84,830	78,926	251,882	243,819

Operating income	71,906	50,962	183,935	107,015
Interest expense	(10,399)	(11,768)	(32,958)	(36,311)
Other, net	306	(14,177)	(2,648)	(1,086)

Income before income taxes	61,813	25,017	148,329	69,618
Income tax provision	(8,758)	(10,706)	(21,566)	(18,489)

Net income	$53,055	$14,311	$126,763	$51,129

Earnings per share:
Basic	$0.51	$0.14	$1.24	$0.50
Diluted	0.50	0.14	1.21	0.49
Weighted-average shares used in computing per share amounts:
Basic	103,321	101,958	102,337	101,704
Diluted	105,812	103,828	105,061	103,928
Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:
Weighted-average shares outstanding	103,321	101,958	102,337	101,704
Dilutive effect of performance-based stock units, restricted stock units and stock options	2,491	1,870	2,724	2,224

Diluted shares	105,812	103,828	105,061	103,928

SELECTED BALANCE SHEET DATA

	September 29, 2025	December 30, 2024
Cash and cash equivalents	$491,120	$503,932
Accounts receivable, net	500,147	448,611
Contract assets	446,967	381,382
Inventories	253,687	224,985
Total current assets	1,755,615	1,606,744
Property, plant and equipment, net	992,193	869,957
Total assets	3,720,528	3,472,494
Short-term debt, including current portion of long-term debt	$3,810	$3,795
Accounts payable	506,386	406,221
Contract liabilities	149,368	170,915
Total current liabilities	905,203	809,054
Long-term debt, net of discount and issuance costs	912,835	914,359
Total long-term liabilities	1,113,877	1,099,616
Total stockholders’ equity	1,701,448	1,563,824
Total liabilities and stockholders’ equity	3,720,528	3,472,494

SUPPLEMENTAL DATA

	Third Quarter		First Three Quarters
	2025	2024	2025	2024
Gross margin	20.8%	21.1%	20.4%	19.6%
Operating margin	9.6%	8.3%	8.6%	6.0%

End market breakdown1 :

	Third Quarter
	2025	2024
Aerospace and Defense	45%	45%
Automotive	11%	14%
Data Center Computing	23%	20%
Medical/Industrial/Instrumentation	14%	14%
Networking	7%	7%

Operating segment data1 :

	Third Quarter
	2025	2024
Net sales:
Aerospace & Defense	$336,841	$279,533
Commercial	408,920	329,382
RF&S Components	10,444	9,780
Intersegment eliminations	(3,469)	(2,157)

Total net sales	$752,736	$616,538

Segment operating income:
Aerospace & Defense	$52,884	$40,279
Commercial	60,031	51,105
RF&S Components	3,126	2,426

Total segment operating income	$116,041	$93,810

Unallocated amounts:
Restructuring	(509)	(1,393)
Acquisition-related and other charges	(15)	(2,867)
Stock-based compensation	(11,611)	(8,330)
Other corporate expenses	(22,775)	(20,972)
Amortization of definite-lived intangibles	(9,225)	(9,286)

Total operating income	$71,906	$50,962

RECONCILIATIONS2

	Third Quarter		First Three Quarters
	2025	2024	2025	2024
Non-GAAP gross profit reconciliation[3] :
GAAP gross profit	$156,736	$129,888	$435,817	$350,834
Add back item:
Amortization of definite-lived intangibles	2,336	2,335	7,007	7,006
Stock-based compensation	3,720	2,719	9,220	6,689
Unrealized (gain) loss on commodity hedge	(776)	(79)	(1,835)	(1,265)
Other charges	—	871	—	709

Non-GAAP gross profit	$162,016	$135,734	$450,209	$363,973

Non-GAAP gross margin	21.5%	22.0%	21.1%	20.3%
Non-GAAP net income and EPS reconciliation[4] :
GAAP net income	$53,055	$14,311	$126,763	$51,129
Add back items:
Amortization of definite-lived intangibles	9,225	9,286	27,673	35,642
Stock-based compensation	11,611	8,330	29,586	21,697
Non-cash interest expense	542	493	1,609	1,517
(Gain) loss on sale of property, plant and equipment	—	—	—	(14,420)
Unrealized (gain) loss on commodity hedge	(776)	(79)	(1,835)	(1,265)
Unrealized (gain) loss on foreign exchange	502	16,207	8,466	12,009
Restructuring, acquisition-related and other charges	561	4,260	2,818	19,306
Income taxes[5]	(3,764)	3,975	(10,931)	476

Non-GAAP net income	$70,956	$56,783	$184,149	$126,091

Non-GAAP earnings per diluted share	$0.67	$0.55	$1.75	$1.21
Adjusted EBITDA reconciliation[6] :
GAAP net income	$53,055	$14,311	$126,763	$51,129
Add back items:
Income tax provision	8,758	10,706	21,566	18,489
Interest expense	10,399	11,768	32,958	36,311
Amortization of definite-lived intangibles	9,225	9,286	27,673	35,642
Depreciation expense	27,580	27,829	82,135	78,709
Stock-based compensation	11,611	8,330	29,586	21,697
(Gain) loss on sale of property, plant and equipment	—	—	—	(14,420)
Unrealized (gain) loss on commodity hedge	(776)	(79)	(1,835)	(1,265)
Unrealized (gain) loss on foreign exchange	502	16,207	8,466	12,009
Restructuring, acquisition-related and other charges	561	2,265	2,818	17,473

Adjusted EBITDA	$120,915	$100,623	$330,130	$255,774

Adjusted EBITDA margin	16.1%	16.3%	15.5%	14.3%
Free cash flow reconciliation:
Operating cash flow	$141,803	$65,090	$228,952	$150,840
Capital expenditures, net	(99,233)	(40,859)	(222,687)	(100,110)

Free cash flow	$42,570	$24,231	$6,265	$50,730

[1]

Prior year end market revenue and operating segment data has been recasted in connection with the Company’s previously disclosed change in organization structure - refer to the recasted historical selected unaudited financial information in the Form 8-K filed on July 30, 2025 for further information.

[2]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations. Prior year results have been revised to exclude the impact of unrealized (gain) loss on foreign exchange from non-GAAP net income, non-GAAP EPS, and adjusted EBITDA - refer to the revised historical non-GAAP financial information in the Form 8-K filed on February 5, 2025 for further information.

[3]	Non-GAAP gross profit and gross margin measures exclude amortization of definite-lived intangibles, stock-based compensation, unrealized (gain) loss on commodity hedge, and other charges.
[4]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures - which add back amortization of definite-lived intangibles, stock-based compensation, non-cash interest expense, (gain) loss on sale of property, plant and equipment, unrealized (gain) loss on commodity hedge, unrealized (gain) loss on foreign exchange, restructuring, acquisition-related, and other charges as well as the associated tax impact of these charges and discrete tax items - provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[5]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.
[6]

Adjusted EBITDA is defined as earnings before income taxes provision, interest expense, amortization of definite-lived intangibles, depreciation expense, stock-based compensation, (gain) loss on sale of property, plant and equipment, unrealized (gain) loss on commodity hedge, unrealized (gain) loss on foreign exchange, restructuring, acquisition-related, and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.